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                                                                    Exhibit 10.7



                      PARADISE MUSIC & ENTERTAINMENT, INC.


                             1996 STOCK OPTION PLAN








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                      PARADISE MUSIC & ENTERTAINMENT, INC.
                             1996 STOCK OPTION PLAN


                                TABLE OF CONTENTS

                                                                            PAGE


1.    Purpose of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . .   1
2.    Stock Subject to the Plan. . . . . . . . . . . . . . . . . . . . . . .   1
3.    Administration of the Plan.. . . . . . . . . . . . . . . . . . . . . .   1
4.    Type of Options. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
5.    Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
6.    Restrictions on Incentive Stock Options. . . . . . . . . . . . . . . .   2
7.    Option and SAR Agreements. . . . . . . . . . . . . . . . . . . . . . .   3
8.    Option Price.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
9.    Manner of Payment; Manner of Exercise. . . . . . . . . . . . . . . . .   5
10.   Exercise of Options and SARs.. . . . . . . . . . . . . . . . . . . . .   5
11.   Term of Options and SARs; Exercisability; Vesting. . . . . . . . . . .   5
12.   Options and SARs Not Transferable. . . . . . . . . . . . . . . . . . .   7
13.   Terms and Conditions of SARs.. . . . . . . . . . . . . . . . . . . . .   7
14.   Recapitalization, Reorganizations and the Like.. . . . . . . . . . . .   8
15.   No Special Employment Rights.. . . . . . . . . . . . . . . . . . . . .   9
16.   Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
17.   Restrictions on Issuance of Shares.. . . . . . . . . . . . . . . . . .  10
18.   Purchase for Investment; Rights of Holder on Subsequent
      Registration.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
19.   Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
20.   Modification of Outstanding Options and SARs.. . . . . . . . . . . . .  11
21.   Approval of Stockholders.. . . . . . . . . . . . . . . . . . . . . . .  11
22.   Termination and Amendment of Plan. . . . . . . . . . . . . . . . . . .  11
23.   Limitation of Rights in the Option Shares. . . . . . . . . . . . . . .  12
24.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
25.   Prohibited Transactions. . . . . . . . . . . . . . . . . . . . . . . .  12


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                      PARADISE MUSIC & ENTERTAINMENT, INC.
                             1996 STOCK OPTION PLAN

      1.   PURPOSE OF THE PLAN.

      The purpose of the Paradise Music & Entertainment, Inc., 1996 Stock Option Plan (the "Plan") is to advance the interests of Paradise Music & Entertainment, Inc., a Delaware corporation (the "Company"), by providing an opportunity for ownership of the stock (or, in the case of SARs, as defined below, the appreciation of the value of the stock) of the Company by employees, agents and directors of, and consultants to, the Company and its subsidiaries. By providing such opportunity, the Company seeks to attract and retain such qualified personnel, and otherwise to provide additional incentive for grantees to promote the success of its business.

      2.   STOCK SUBJECT TO THE PLAN.

      (a) The total number of shares of the authorized but unissued or treasury shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") for which options (the "Options") and stock appreciation rights ("SARs") may be granted under the Plan shall be 185,000, subject to adjustment as provided in Section 14 hereof.

      (b) If an Option granted or assumed hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent Option grants under the Plan; provided, however, that shares as to which an Option has been surrendered in connection with the exercise of a related SAR will not again be available for subsequent Option or SAR grants under the Plan.

      (c) Stock issuable upon exercise of an Option may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by a committee (the "Committee") of the Board of Directors of the Company (the "Board") composed solely of two or more "Non-Employee Directors" within the meaning of paragraph (b)(3) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such term is interpreted from time to time.

      3.   ADMINISTRATION OF THE PLAN.

      (a) The Plan shall be administered by the Committee. No member of the Committee shall act upon any matter exclusively affecting any Option or SAR granted or to be granted to himself or herself under the Plan. A majority of the members of the Committee, but at least two, shall constitute a quorum, and any action may be taken by a majority, but at least two, of those present and voting at any meeting. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee, in its sole discretion, shall grant Options to purchase shares of Common Stock and may grant SARs, as provided in the Plan. Every such grant shall be pre-approved by the Committee. The Committee shall have authority, subject to express provisions of the Plan, to construe the respective Option and SAR agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the

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respective Option and SAR agreements, which may but need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option or SAR agreement in the manner and to the extent it shall deem expedient to implement the Plan and shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith.

      4.   TYPE OF OPTIONS.

      Options granted pursuant to the Plan shall be authorized by action of the Committee as set forth in the Plan and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options which are not intended to meet the requirements of such Section 422 of the Code, the designation to be in the sole discretion of the Committee. Options designated as incentive stock options that fail to continue to meet the requirements of
Section 422 of the Code shall be redesignated as non-qualified options automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

      5.   ELIGIBILITY.

      Options designated as incentive stock options may be granted only to officers and key employees of the Company or of any subsidiary corporation (herein called "subsidiary" or "subsidiaries"), as defined in Section 424(f) of the Code and the Income Tax Regulations (the "Regulations") promulgated thereunder. Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to be granted incentive stock options pursuant to the Plan. Options designated as non-qualified options may be granted to (i) officers and key employees of the Company or of any of its subsidiaries, or (ii) agents, directors of and consultants to the Company, whether or not otherwise employees of the Company.

      In determining the eligibility of an individual to be granted an Option or SAR, as well as in determining the number of shares to be subject to any such Option or SAR, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

      6.   RESTRICTIONS ON INCENTIVE STOCK OPTIONS.

      Incentive stock options (but not non-qualified options) granted under the Plan shall be subject to the following restrictions:

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      (a)  LIMITATION ON NUMBER OF SHARES.  Ordinarily, the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are granted (determined as of the date the incentive stock options are granted), exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an incentive stock option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation shall be treated as a non-qualified option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company or any subsidiary of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which incentive stock options may be granted under the Plan and all such other plans.

      (b) TEN PERCENT (10%) STOCKHOLDER. If any employee to whom an incentive stock option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, then the following special provisions shall be applicable to the incentive stock options granted to such individual:

           (i) The Option price per share subject to such incentive stock options shall be not less than 110% of the fair market value of the stock determined at the time such Option was granted. In determining the fair market value under this clause (i), the provisions of Section 8 hereof shall apply.

           (ii) The incentive stock option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

      7.   OPTION AND SAR AGREEMENTS.

      Each Option and SAR shall be evidenced by an agreement (the "Agreement") duly executed on behalf of the Company and by the grantee to whom such Option or SAR is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee; provided that Options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code. No Option or SAR shall be granted within the meaning of the Plan and no purported grant of any Option or SAR shall be effective until the Agreement shall have been duly executed on behalf of the Company and the grantee. More than one Option and SAR may be granted to an individual, subject, if applicable, to the limitations of Section 6 hereof.

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      8.   OPTION PRICE.

      (a) Subject to the conditions set forth in Section 8(d) hereof, the option price or prices of shares of the Common Stock for Options designated as non-qualified stock options shall be as determined by the Committee; provided, however, that such option price shall be not less than the fair market value of the shares subject to such Option, determined as of the date of grant of such Option.

      (b) Subject to the conditions set forth in Section 6(b) hereof, the option price or prices of shares of the Common Stock for incentive stock options shall be at least the fair market value of such Common Stock at the time the Option is granted as determined by the Committee in accordance with the Regulations promulgated under Section 422 of the Code.

      (c) If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the Option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Section 25.2512-2 of the Regulations. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of the grant of the Option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with
Section 25.2512-2 of the Regulations. If the shares are not then either listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between the average of the "Bid" and "Ask" prices on the National Daily Quotation Service for the date of the grant of the Option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Section 25.2512-2 of the Regulations. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

      9.   MANNER OF PAYMENT; MANNER OF EXERCISE.

      (a) Options granted under the Plan may provide for the payment of the option price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the option price of such Options, (ii) shares of Common Stock owned by the grantee having a fair market value equal in amount to the option price of the Options being exercised, or (iii) any combination of (i) and (ii); provided, however, that payment of the option price by delivery of shares of Common Stock owned by such grantee may be made only upon the condition that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee, unless such condition is waived by the Committee. The fair market value

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of any shares of Common Stock which may be delivered as payment upon exercise of an Option shall be determined by the Committee in accordance with Section
8 hereof.

      (b) To the extent that the right to purchase shares under an Option has accrued and is in effect, Options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full for such shares as provided in Section 9(a) hereof. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the Option at such time, during ordinary business hours, after thirty (30) days but not more than ninety (90) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option.

      10.  EXERCISE OF OPTIONS AND SARS.

      Each Option and SAR granted under the Plan shall, subject to Section 11(b) and Section 14 hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no Option or SAR granted under the Plan shall have a term in excess of ten (10) years from the date of grant. To the extent that an Option or SAR is not exercised by a grantee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than one hundred (100) full shares of Common Stock. The exercise of an Option shall result in the cancellation of any related SAR with respect to the same number of shares of Common Stock as to which the Option was exercised.

      11.  TERM OF OPTIONS AND SARS; EXERCISABILITY; VESTING.

      (a)  TERM.

           (i) Each Option and SAR shall expire on a date determined by the Committee which is not more than ten (10) years from the date of the granting thereof, except (a) as otherwise provided pursuant to the provisions of Section 6(b) hereof, and (b) for earlier termination as herein provided.

           (ii) Except as otherwise provided in this Section 11, an Option or SAR granted to any grantee whose employment, by the Company or any of its subsidiaries, is terminated, shall terminate on the earlier of (a) ninety (90) days after the date such grantee's employment, for the Company or any such subsidiary, is terminated, or (b) the date on which the Option or SAR expires by its terms.

           (iii) If the employment of a grantee is terminated by the Company or any of its subsidiaries for cause or because the grantee is in breach of any employment agreement or because the grantee voluntarily terminates such employment, such Option or SAR will terminate on the date the grantee's employment is terminated by the Company or any such subsidiary, unless the Committee determines, at the time of such option, to extend such option for a specified period (but not beyond the period described in Section 11(a)(ii)).

           (iv) If the employment of a grantee is terminated by the Company or any of its subsidiaries because the grantee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such Option or SAR shall terminate on the earlier of (a) one (1) year after the date such grantee's employment, by the Company or any such subsidiary, is terminated, or (b) the date on which the Option or SAR expires by its terms.

           (v) In the event of the death of any grantee, any Option or SAR granted to such grantee shall terminate one (1) year after the date of death, or on the date on which the Option or SAR expires by its terms, whichever occurs first.

      (b) EXERCISABILITY. An Option or SAR granted to a grantee whose employment, by the Company or any of its subsidiaries, is terminated, for whatever reason, including, without limitation, death or disability, shall be exercisable only to the extent that such Option or SAR has accrued and is in effect on the date such grantee's employment, by the Company or any such subsidiary, is terminated.

      (c) VESTING. Each Option or SAR granted under the Plan shall vest over a four year period with 20% of such grant vesting on the date of grant, 20% vesting on the date which is one year from the date of such grant, 20% vesting on the date which is two years from the date of such grant, 20% vesting on the date which is three years from such grant at the final 20% vesting on the date which is four years form the date of such grant.

      12.  OPTIONS AND SARS NOT TRANSFERABLE.

      The right of any grantee to exercise any Option or SAR granted to him or her shall not be assignable or transferable by such grantee other than by will or the laws of descent and distribution, or the rules thereunder, and any such Option or SAR shall be exercisable during the lifetime of such grantee only by him or her. Any Option or SAR granted under the Plan shall be null and void and without effect upon the bankruptcy of the grantee to whom the Option or SAR is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such Option or SAR.

      13.  TERMS AND CONDITIONS OF SARS.

      (a) An SAR may be granted separately or in connection with an Option (either at the time of grant or at any time during the term of the Option).

      (b) The exercise of an SAR shall result in the cancellation of the Option to which it relates with respect to the same number of shares of Common Stock as to which the SAR was exercised.

      (c) An SAR granted in connection with an Option shall be exercisable or transferable only to the extent that such related Option is exercisable or transferable.

      (d) Upon the exercise of an SAR related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

           (i) The difference obtained by subtracting the option price of a share of Common Stock specified in the related Option from the fair market value of a share of Common Stock on the date of exercise of such SAR (as determined by the Committee), by

           (ii)   The number of shares as to which such SAR is exercised.

      (e) An SAR granted without relationship to an Option shall be exercisable as determined by the Committee, but in no event after ten (10) years from the date of grant.

      (f) An SAR granted without relationship to an Option will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying:

           (i) The difference obtained by subtracting the fair market value of the a share of Common Stock on the date the SAR was granted from the fair market value of a share of Common Stock on the date of exercise of such SAR (as determined by the Committee), by

           (ii)   The number of shares as to which such SAR is exercised.

      (g) Notwithstanding Sections 13 (d) and 13 (f) hereof, the Committee may limit the amount payable upon exercise of an SAR. Any such limitation shall be determined as of the date of grant and noted on the instrument evidencing the SAR granted.

      (h) At the discretion of the Committee, payment of the amount determined under Sections 13 (d) and 13 (f) hereof may be made solely in whole shares of Common Stock valued at their fair market value on the date of exercise of the SAR (as determined by the Committee), or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares of Common Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.

      14.  RECAPITALIZATION, REORGANIZATIONS AND THE LIKE.

      In the event that the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which Options and SARs may be granted under the Plan and as to which outstanding Options, SARs, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the grantee shall be maintained as before the occurrence of such event; such adjustment in outstanding Options and SARs shall be made without change in the total price applicable to the unexercised portion of such Options and SARs and with a corresponding adjustment in the option price per share.

      In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock, in his, her or its sole discretion, may deliver to the grantee the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or Change in Control, or the Committee may cancel all outstanding Options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the grantee would have received had the Option been exercised (but only to the extent then exercisable) and had no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration, all Options (whether or not then exercisable) shall immediately terminate and be of no further force or effect. The value of the stock or other securities the grantee would have received if the Option had been exercised shall be determined in good faith by the Committee, and in the case of shares of Common Stock, in accordance with the provisions of Section 8 hereof.

      The Committee shall also have the power and right to accelerate the exercisability of any Option, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any Option or portion thereof originally designated as an incentive stock option that no longer qualifies as an incentive stock option under Section 422 of the Code as a result of such acceleration shall be redesignated as a non-qualified stock option without the necessity of further Committee action.

      A "Change in Control" shall be deemed to have occurred if any person, or any two (2) or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock, shall acquire such additional shares of Common Stock in one (1) or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Common Stock outstanding.

      Upon dissolution or liquidation of the Company, all Options and SARs granted under this Plan shall terminate, but each grantee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries as a director, agent or consultant) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option or SAR to the extent then exercisable.

      If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Committee shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Committee may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new option for the old Option, in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder, and any such option grant shall not reduce the number of shares otherwise available for issuance under the Plan.

      No fraction of a share shall be purchasable or deliverable upon the exercise of any Option, but in the event any adjustment hereunder in the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

      15.  NO SPECIAL EMPLOYMENT RIGHTS.

      Nothing contained in the Plan or in any Option or SAR granted under the Plan shall confer upon any grantee any right with respect to the continuation of his or her employment by the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Option or SAR holder from the rate in existence at the time of the grant of an Option or SAR. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time of such occurrence pursuant to uniform nondiscriminatory criteria.

      16.  WITHHOLDING.

      The Company's obligation to deliver shares upon the exercise of any non-qualified Option granted under the Plan, or cash upon the exercise of an SAR granted under the Plan, shall be subject to the grantee's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Company and grantee may agree to withhold shares of Common Stock purchased upon exercise of an Option to satisfy the above-mentioned withholding requirements.

      17.  RESTRICTIONS ON ISSUANCE OF SHARES.

      (a) Notwithstanding the provisions of Section 9 hereof, the Company may delay the issuance of shares covered by the exercise of an Option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

           (i) The shares with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

           (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

      (b) It is intended that all exercises of Options shall be effective, and the Company shall use its reasonable efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any Option may be exercised, except as otherwise agreed to by the Company in writing in its sole discretion.

      18.  PURCHASE FOR INVESTMENT; RIGHTS OF HOLDER ON SUBSEQUENT REGISTRATION.

      Unless and until the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any Option or SAR unless the person who exercises such Option or SAR, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the Option or SAR for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

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

      In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from the 1933 Act or other applicable statutes, then the Company may take such action and may require from each grantee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

      19.  LOANS.

      At the discretion of the Committee, the Company may loan to the grantee some or all of the option price of the shares acquired upon exercise of an Option.

      20.  MODIFICATION OF OUTSTANDING OPTIONS AND SARS.

      Subject to any applicable limitations contained herein, the Committee may authorize the amendment of any outstanding Option or SAR with the consent of the grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

      21.  APPROVAL OF STOCKHOLDERS.

      The Plan shall become effective upon adoption by the Board; provided, however, that the Plan shall be submitted for approval by the stockholders of the Company no later than twelve (12) months after the date of adoption of the Plan by the Board. Should the stockholders of the Company fail to approve the Plan within such twelve-month period, all Options granted thereunder shall be and become null and void.

      22.  TERMINATION AND AMENDMENT OF PLAN.

      Unless sooner terminated as herein provided, the Plan shall terminate ten
(10) years from the date upon which the Plan was duly adopted by the Committee. The Committee may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that (i) the Committee may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 21 hereof, increase the maximum number of shares for which Options and SARs may be granted or change the designation of the class of persons eligible to receive Options and SARs under the Plan, and
(ii) any such modification or amendment of the Plan shall be approved by a majority of the stockholders of the Company to the extent that such stockholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section
16 of the Exchange Act (if applicable), applicable state law, or applicable
NASD or exchange listing requirements. Termination or any modification or amendment of the Plan shall not, without the consent of a grantee, affect his or her rights under an Option or SAR theretofore granted to him or her.

      23.  LIMITATION OF RIGHTS IN THE OPTION SHARES.

      A grantee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Options except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the grantee.

      24.  NOTICES.

      Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to the attention of the Chief Executive Officer at the Company's principal place of business; and, if to a grantee, to his or her address as it appears on the records of the Company.


      25.  PROHIBITED TRANSACTIONS.

      "Discretionary Transactions" within the meaning of paragraph (b)(1) of Rule 16b-3 promulgated under the Exchange Act shall be prohibited under the Plan.


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